[ARTICLE] 5
[CIK] 0000318996
[NAME] KEY ENERGY GROUP, INC.



KEY ENERGY GROUP, INC.
COMPUTATION OF PER SHARE EARNINGS				                         			EXIBIT 11(a)
NINE AND THREE MONTHS ENDED MARCH 31, 1995 AND MARCH 31, 1994				Page 1 of 1

                                    		 Nine Months Ended				 Nine Months Ended
		                                       March 31, 1994				    March 31, 1995

                                             		 		Fully            	 			Fully
(Thousands, except per share amounts)  	Primary		Diluted   		Primary 		Diluted

Net Income                             		$1,350	 	$1,350    		$1,642  		$1,642

Shares outstanding at beginning of period	5,124  		5,124     		5,274	   	5,274

Other dilutive securities:
  Common shares issued for acquisition
    of OEI	                                	150	     	150        		- 	      	-
  Common shares issued for acquisition
    of WellTech
    West Texas operations (weighted average) 		-	      	- 	    1,363     1,363
  Warrants to purchase Common Stock          		-     		14         	-       		-

Average common shares outstanding        		5,274   	5,288 	   	6,637   		6,637

Earnings per Share:

Net Income                               		$0.39  		$0.39    		$0.36   		$0.36


                                  		 Three Months Ended				 Three Months Ended
		                                     March 31, 1994	 			    March 31, 1995

        		                                    		Fully	              			Fully
(Thousands, except per share amounts)	Primary 	Diluted     		Primary		Diluted

Net Income	                             	$449	   	$449        		$631   		$631

Shares outstanding at
 beginning of period	                  	5,274  		5,274       		6,500  		6,500

Other dilutive securities:
  Common shares issued for
    acquisition of OEI                     		-     	 	-           		-     		-
  Common shares issued for
    acquisition of WellTech
    West Texas operations (weighted average)	-      		-		         137     137
  Warrants to purchase Common Stock        		-	     	14           		-     		-

Average common shares outstanding	      	5,274	  	5,288	       	6,637 		6,637

Earnings per Share:

Net Income                             		$0.09  		$0.09       		$0.10 		$0.10